Exhibit 10.1

Technology License Agreement

This Agreement is entered as of April 29, 2019 (the “Effective Date”) by and between CannAssist International Corp., a Delaware corporation (the “Company”), and Mark Palumbo (“Developer”).

1.           License; Term and Termination.

1.1       Developer hereby grants to the Company a worldwide license (the “License”) to use, market, promote and distribute (i) the Technology (as defined below), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, production, use, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and other intellectual property rights and all business, contract rights and goodwill in, incorporated or embodied in, used to develop or produce or use, or related to any of the foregoing ((i), (ii) and (iii) are collectively “Intellectual Property”). “Technology” shall mean all technology, inventions, concepts, information, know-how, and any related materials, including without limitation, all business plans, technical plans, specifications, templates, domain names, software, demonstration versions, prototypes and equipment for or relating to the current or anticipated business of the Company, including, but not limited to, such technology, inventions, concepts, information, know-how, and any related materials specifically set forth in Appendix I attached hereto.

1.2       The initial term of the License shall be for five years commencing on the Effective Date (the “Initial Term”) and shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless terminated by the Company with 30 days written notice prior to the commencement of a new term. In the event that the Company exercises its option not to renew the License, then the Company shall assign all rights to the Intellectual Property back to Developer and shall take all steps to evidence, record and perfect such transfer.

2.           Compensation. The Company agrees to transfer to Developer 5,000,000 shares of common stock of the Company on the Effective Date of this Agreement and shall transfer 1,000,000 shares of common stock of the Company to the Company at the commencement of each Renewal Term, unless the License is terminated in accordance with the terms and conditions of this Agreement. The shares of common stock issuable to Developer under this Agreement shall referred to as the “Shares.” The transfer of the Shares shall occur at the offices of the Company on the dates set forth above or at such other place and time as the parties may agree. Such Shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

3.           Further Assurances; Moral Rights; Competition; Marketing.

3.1       Developer agrees to assist the Company in every proper way to evidence, record and perfect the Section 1 license and to apply for and obtain recordation of and from time to time secure, enforce, maintain and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Developer’s signature to any document requested by the Company under this Section 3.1, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Developer’s agents and attorneys-in-fact, coupled with an interest and with full power of substitution, to act for and on Developer’s behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

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3.2       To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications of and consents to, any action that may be taken with respect to such Moral Rights by, or authorized by, the Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4.           Confidential Information. Developer will not use or disclose anything licensed to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to any agreements by and between Developer and the Company of even date herewith. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitation, injunctive relief) with respect to any such breach or potential breach in addition to any other remedies and without any requirement to post bond.

5.           Warranty. Developer represents and warrants to the Company that the Developer (i) was the sole owner of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to grant the license as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1 and (iv) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6.           Restrictions on Transfer of the Shares.

6.1       Developer’s Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Developer hereby represents and warrants to the Company as follows:

(i)        The Developer is acquiring and will hold the Shares for investment for the Developer’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

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(ii)       The Developer understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Developer obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Developer further acknowledges and understands that the Company is under no obligation to register the Shares.

(iii)      The Developer is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Developer acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv)      The Developer will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Developer agrees that the Developer will not dispose of the Shares unless and until the Developer has complied with all requirements of this Agreement applicable to the disposition of Shares and the Developer has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under state securities law.

(v)       The Developer has been furnished with, and has had access to, such information as the Developer considers necessary or appropriate for deciding whether to invest in the Shares, and the Developer has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

(vi)      The Developer is aware that the Developer’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Developer is able, without impairing the Developer’s financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of the Developer’s investment in the Shares.

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6.2       Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

6.3       Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

6.4       Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Developer and the Developer’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

7.           Legends. All certificates evidencing the Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any State in connection with the issuance of the Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

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8.           Miscellaneous. This Agreement is not assignable or transferable by Developer without the prior written consent of the Company; any attempt to do so shall be void; this Agreement is fully assignable and transferable by the Company. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set forth below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Delaware and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys’ fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by Developer without the Company’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

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In Witness Whereof, each of the parties has executed this Technology License Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Developer:		Company:

Mark Palumbo		CannAssist International Corp.

By:	/s/ Mark Palumbo	By:	/s/ Mark Palumbo
	Mark Palumbo		Mark Palumbo, Chief Executive Officer

APPENDIX I

LICENSED TECHNOLOGY

•	Provisional Patent. “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” filed on 1/2/19.

•	Trademark. “Cibidinol,” USPTO Serial No. 87671831, filed on 12/21/18.